Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this “Agreement”), dated as of January 21, 2026 (the “Effective Date”), is entered into by and among Nuo Therapeutics, Inc., a Delaware corporation (the “Company”), and each person named on Schedule A hereto (individually, “Lender” and collectively, “Lenders”) and each assignee of any Lender who becomes a party hereto pursuant to the terms of this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 3 hereof.

This Agreement provides the terms on which Lenders shall lend to the Company and the Company shall repay Lenders.

In consideration of the covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and Lenders agree as follows:

1	Loan and Terms of Payment

(a)    Promise to Pay. The Company hereby promises to pay each Lender the outstanding principal amount of the Initial Funding advanced by such Lender and any Second Funding advanced by such Lender, together with all accrued and unpaid interest thereon, all fees, and all other amounts due under this Agreement, as provided by and when due in accordance with this Agreement and Notes issued hereunder.

(b)    Capital Loan.

(i)    Availability. Subject to the terms and conditions of this Agreement, Lenders agree, severally and not jointly, to make advances to the Company (each a “Capital Funding” and together, the “Capital Loan”) in an aggregate amount not to exceed One Million Six Hundred Thousand Dollars ($1,600,000) (the “Commitment Amount”) according to each Lender’s commitment as set forth on Schedule A hereto.

(A)    One Million Dollars ($1,000,000) (the “Initial Funding”) shall be advanced by Lenders, according to each Lender’s commitment as set forth on Schedule A hereto, to the Company on the Initial Closing Date.

(B)    Six Hundred Thousand Dollars ($600,000) (the “Second Funding”) shall be advanced by Lenders, according to each Lender’s commitment as set forth on Schedule A hereto, to the Company on the Second Closing Date, which shall occur on September 30, 2026 subject to the Company’s request.

(ii)    Repayment. The Company shall make eight (8) consecutive equal quarterly payments of principal, each in an amount equal to one-eighth (1/8th) of the total principal amount of the Capital Loan outstanding as of the last day of the Interest-Only Period, with payments due to each Lender, based upon and in equal proportion to such Lender’s Capital Loan amount, no later than 4:00 p.m. Central Time on the last Business Day of each calendar quarter commencing March 31, 2027 and continuing through December 31, 2028. All unpaid outstanding principal on the Capital Loan is due and payable in full in cash on the Maturity Date. All accrued and unpaid interest on the Capital Loan is due and payable in full on the Maturity Date solely by issuance of an Interest Warrant to each Lender in accordance with the terms of this Agreement.

(c)    Prepayment.

(i)    Voluntary Prepayment. The Company shall have the option to prepay all, but not less than all, of the outstanding principal amount of the Capital Loan; provided that the Company (A) shall not prepay the Capital Loan before December 31, 2026, (B) shall not prepay the Capital Loan other than on the last Business Day of a calendar quarter, (C) shall provide written notice to Lenders of exercise of the option to prepay the Capital Loan at least fifteen (15) days prior to such prepayment, specifying the intended prepayment date, and (D) on the date of such prepayment, (1) pays to each Lender an amount equal to all outstanding principal owing to each Lender, and (2) issues an Interest Warrant to each Lender in an amount equal to and as payment for all accrued interest owing to each Lender.

(ii)    Mandatory Prepayment.

(A)    Equity Financing. In the event the Company enters into a binding agreement to consummate an Equity Financing, the Capital Loan shall become due and payable upon the initial closing of such Equity Financing and, concurrent with or immediately prior to such closing, the Company shall (1) pay to each Lender an amount equal to all outstanding principal owing to each Lender, and (2) issue an Interest Warrant to each Lender in an amount equal to and as payment for all accrued interest owing to each Lender.

(B)    Change in Control. In the event the Company enters into an agreement to consummate a Change in Control, immediately prior to the initial closing of such Change in Control, the Capital Loan shall become due and payable and the Company shall (1) pay to each Lender an amount equal to all outstanding principal owing to each Lender, and (2) issue an Interest Warrant to each Lender in an amount equal to and as payment for all accrued interest owing to each Lender.

(C)    Payment Default. In the event a Payment Default occurs, the Capital Loan shall be automatically accelerated and become immediately due and payable, and the Company immediately shall (1) pay to each Lender an amount equal to all outstanding principal owing to each Lender, and (2) issue an Interest Warrant to each Lender in an amount equal to and as payment for all accrued interest owing to each Lender.

(iii)    Prepayment Warrant. In the event of a Prepayment, each Prepayment Warrant shall vest in an amount equal to the Prepayment Fee, if any. (For the avoidance of doubt, the entire Prepayment Fee shall be earned upon the occurrence of the first Prepayment and there shall be no additional Prepayment Fee for any subsequent Prepayment occurrence or event.)

(iv)    No Reborrowing. After a Prepayment, Lenders shall not be obligated to advance any portion of the Commitment Amount again.

(d)    Interest.

(i)    Interest Accrual. Interest on the outstanding principal amount of the Initial Funding shall accrue quarterly commencing on the Initial Closing Date and shall be computed by the Company initially on March 31, 2026 and continuing thereafter on the last day of each successive calendar quarter through and until the Maturity Date. Interest on the outstanding principal amount of the Second Funding, if any, shall accrue quarterly commencing on October 1, 2026 and shall be computed by the Company initially on December 31, 2026 and continuing thereafter on the last day of each successive calendar quarter through and until the Maturity Date.

(ii)    Interest Rate. The principal amount outstanding for the Initial Funding shall accrue interest at a rate of ten percent (10%) per annum; provided, however, that upon the Second Closing, if such closing occurs, the principal amount outstanding for the Initial Funding shall accrue interest commencing the day after the Second Closing Date at a rate of twelve percent (12%) per annum. The principal amount outstanding for the Second Funding shall accrue interest at a rate of twelve percent (12%) per annum. In no event shall the Company be obligated to pay interest at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

(iii)    Simple Interest. Interest shall accrue without compounding.

(iv)    30/360 Basis; Full Quarters Only. Notwithstanding Section 1(d)(i) above, interest shall accrue on a 30/360 basis for full calendar quarters only and if any principal amount due is repaid on any day within a calendar quarter, interest shall nonetheless be deemed to accrue for the entire calendar quarter.

(v)    Payment in Warrants. Accrued interest shall be due and payable by the Company on the Maturity Date or upon a Prepayment solely by the issuance of an Interest Warrant to each Lender in accordance with the terms of this Agreement, and the Company shall have no obligation to pay accrued interest in cash under any circumstances.

(vi)    Quarterly Statements. Within two (2) Business Days after the last day of each quarterly accrual period prior to the Maturity Date, the Company shall notify each Lender as to the amount of interest accrued to such Lender in the immediately preceding calendar quarter and aggregate calendar quarters.

(e)    Warrants for Fees and Capital.

(i)    Fees. At the Initial Closing, the Company shall issue Warrants as payment for the following:

(A)    Commitment Fee. The Commitment Fee, payable as provided for hereunder by the issuance to each Lender of a Commitment Warrant vesting on the Initial Closing Date.

(B)    Origination Fee. The Origination Fee, payable as provided for hereunder by the issuance to each Lender of (1) an Origination Initial Warrant vesting on the Initial Closing Date, and (2) an Origination Second Warrant vesting on the Second Closing Date, if any.

(C)    Prepayment Fee. The Prepayment Fee, payable as provided for hereunder by the issuance to each Lender of a Prepayment Warrant vesting as provided for thereunder.

(ii)    Capital Warrants. At the Initial Closing, as additional consideration for the Capital Commitment, the Company shall issue to each Lender (A) a Capital Initial Warrant, vesting on the Initial Closing Date, in an amount equal to the Capital Initial Coverage, and (B) a Capital Second Warrant, vesting on the Second Closing Date, if any, in an amount equal to the Capital Second Coverage.

(f)    Warrant Shares.

(i)    Term. Any and all Warrants provided for hereunder shall expire at 4:00 p.m. Central Time on the date that is five (5) years from the Initial Closing Date notwithstanding that the Warrant shall not have vested or shall not have been issued at the Initial Closing Date.

(ii)    Price. Any and all Warrants provided for hereunder shall be exercisable at a price of one dollar and fifty cents ($1.50) per share of Common Stock (the “Exercise Price”) notwithstanding the then trading price or other valuation of a share of Common Stock.

(iii)    Determination of Amount. Each Warrant provided for hereunder shall be for a number of shares of Common Stock issuable upon exercise of such Warrant calculated based upon a fixed amount per share equal to the Exercise Price, rounded down to the nearest whole number of shares of Common Stock, and notwithstanding the then trading price or other valuation of a share of Common Stock. As an example, if the accrued interest due and payable is one hundred and fifty thousand dollars ($150,000) then an Interest Warrant would be exercisable to purchase one hundred thousand (100,000) Interest Warrant Shares.

(iv)    Adjustments. Each of the Warrants issued or issuable as provided hereunder shall be subject to the anti-dilution and other adjustments as set forth in the form of exhibit to this Agreement corresponding to each such Warrant.

2	Conditions of Capital Funding

(a)    Initial Funding.

(i)    Closing. The closing of the Initial Funding (the “Initial Closing”) shall be effected by the electronic exchange of documents. The Company and Lenders each shall use their reasonable best efforts to hold the Initial Closing no later than four (4) Business Days after the Effective Date (such date, the “Initial Closing Date”).

(ii)    Delivery of Funds. At or prior to the Initial Closing Date, each Lender shall deliver such Lender’s Initial Funding amount by wire transfer to a bank account in accordance with the instructions set forth on Schedule B hereto. No interest shall accrue or be payable on the Initial Funding amount unless and until the Initial Closing occurs. If the Initial Closing does not occur within four (4) Business Days from the delivery of the Initial Funding amount, each Lender may instruct the Company to return such Lender’s Initial Funding amount and the Company shall do so promptly.

(iii)    Obligation. Each Lender’s obligation to close is subject to the condition precedent that Lenders shall have received the duly executed Loan Documents, including, without limitation, the Initial Notes and the Warrants provided for hereunder (other than the Interest Warrants, which shall be issuable as provided for hereunder).

(iv)    Acknowledgement. Each Lender acknowledges and agrees that (i) the acquisition of the Securities by such Lender is subject to all the terms and conditions set forth in this Agreement, and (ii) this Agreement shall be binding upon such Lender upon the execution and delivery to the Company of such Lender’s signed counterpart signature page to this Agreement.

(b)    Second Funding.

(i)    Closing. The closing of the Second Funding (the “Second Closing”) shall be effected by the electronic exchange of documents. The date of the Second Closing, if requested by the Company, shall be on September 30, 2026 (such date, the “Second Closing Date”).

(ii)    Request. Subject to the prior satisfaction of all applicable conditions set forth in this Agreement, to obtain the Second Funding, the Company shall provide notice of its request to Lenders by email, or other means of written electronic transmission (with confirmation of transmission) or telephone no later than 4:00 p.m. Central Time on September 15, 2026, unless waived by all Lenders; provided, however, that any Lender may rely on any telephone notice given by a person whom such Lender reasonably believes in good faith is an authorized executive officer of the Company.

(iii)    Delivery of Funds. At or prior to the Second Closing Date, each Lender shall deliver the Second Funding amount, according to such Lender’s commitment as set forth on Schedule A hereto, by wire transfer to a bank account in accordance with the instructions set forth on Schedule B hereto or as otherwise instructed in writing by the Company. No interest shall accrue or be payable on the Second Funding amount unless and until the Second Closing occurs. If the Second Closing does not occur within four (4) Business Days from the delivery of the Second Funding amount, each Lender may instruct the Company to return the Second Funding amount to such Lender and the Company shall do so promptly.

(iv)    Obligation. Each Lender’s obligation to advance funds in the Second Funding is subject to the following conditions precedent:

(A)    The amount advanced by each Lender to the Company shall be no more than such Lender’s commitment in the Second Funding as set forth on Schedule A hereto (subject to Section 2(b)(v) hereof).

(B)    Each Lender in the Second Funding shall have received a duly executed Second Note provided for hereunder.

(C)    The Company shall have delivered to Lenders a certificate, executed by the Company’s principal executive officer, stating that the representations and warranties made by the Company in Section 6 of this Agreement are true and correct in all material respects as though made on and as of the Second Closing Date; provided, however, that representations and warranties that speak as of a specific date shall continue to be true and correct with respect to such date as of the Second Closing Date.

(v)    Commitment Modifications. If notwithstanding any Lender’s commitment in the Second Funding as set forth on Schedule A hereto, such Lender notifies the Company that such Lender shall not deliver funds, or does not deliver funds without any such notice, then one or more other Lenders may deliver funds to the Company to satisfy the total commitment of the Second Funding, and then, notwithstanding Section 9(h) hereof, the Company shall modify Schedule A and provide copies of such modified schedule to Lenders prior to the Second Closing.

3	Definitions

In addition to the terms defined elsewhere in this Agreement, the following capitalized terms have the following meanings:

(a)    “Account” means any “account” as defined in the Code, with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to the Company.

(b)    “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with any other person, as such terms are used in and construed under Rule 405 under the Securities Act.

(c)    “Books” means all the Company’s books and records including ledgers, federal and state tax returns, records regarding the Company’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

(d)    “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States of America, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(e)    “Capital Initial Coverage” means twenty percent (20%) of the Initial Funding.

(f)    “Capital Initial Warrant” means a warrant to purchase Capital Initial Warrant Shares at the Exercise Price, issued to each Lender as payment for such Lender’s ratable percentage amount of the Capital Initial Coverage and as otherwise provided for herein and substantially in the form attached hereto as Exhibit 1.

(g)    “Capital Initial Warrant Shares” means the shares of Common Stock issuable upon exercise of a Capital Initial Warrant.

(h)    “Capital Second Coverage” means twenty-five percent (25%) of the Second Funding.

(i)    “Capital Second Warrant” means a warrant to purchase Capital Second Warrant Shares, issued to each Lender as payment for such Lender’s ratable percentage amount of the Capital Second Coverage, and as otherwise provided for herein and substantially in the form attached hereto as Exhibit 2.

(j)    “Capital Second Warrant Shares” means the shares of Common Stock issuable upon exercise of a Capital Second Warrant.

(k)    “Change in Control” means (i) the acquisition by a third party of shares of Common Stock by tender, exchange offer or otherwise where such third party would become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act of fifty percent (50%) or more of the Common Stock, (ii) the effectiveness of any merger of the Company with or into a third party, in which the Common Stock immediately prior to such merger represents less than fifty percent (50%) of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such merger, (iii) the sale to a third party of all or substantially all of the assets of the Company; or (iv) the transfer to a third party of the legal power to direct or cause the direction of the general management of the Company; provided, however, that foregoing clauses (i) through (iv) of this definition of a Change in Control shall not include an acquisition, merger, sale, or transfer to a third party who is any Lender or Affiliate of any Lender.

(l)    “Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Delaware; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lenders’ Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Delaware, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

(m)    “Collateral” means any and all properties, rights, and assets of the Company described on Appendix A hereto.

(n)    “Commitment Fee” means seventy-five hundredths percent (0.75%) of the Commitment Amount.

(o)    “Commitment Warrant” means a warrant to purchase Commitment Warrant Shares at the Exercise Price, issued as payment to each Lender for such Lender’s ratable percentage amount of the Commitment Fee and as otherwise provided for herein and substantially in the form attached hereto as Exhibit 1.

(p)    “Commitment Warrant Shares” means the shares of Common Stock issuable upon exercise of a Commitment Warrant.

(q)    “Common Stock” means the common stock, par value $0.0001 per share, of the Company and any other class of securities into which such securities may hereafter be reclassified or changed.

(r)    “Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

(s)    “Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

(t)    “Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing; provided, however, that Equipment shall not include equipment owned by, containing a brand label of, or necessary to fulfill a purchase order of, a Company distributor.

(u)    “Equity Financing” means the sale and issuance of Common Stock, or securities of the Company convertible into Common Stock, for which the Company receives gross proceeds of at least five million dollars ($5,000,000).

(v)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)    “General Intangibles” means all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

(x)    “Initial Note” means a secured promissory note substantially in the form attached hereto as Exhibit A, executed by the Company evidencing the Initial Funding amount of the Capital Loan.

(y)    “Intellectual Property” means the Company’s right, title, and interest in and to the following: (i) Copyrights, Trademarks and Patents; (ii) any and all know-how, trade secrets, trade names, software, formulae, methods, processes and other intangible properties; (iii) any and all claims for damages by way of past, present, and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; (iv) all licenses and other agreements relating to any of the foregoing clauses, excluding any licenses that prohibit assignment or grant of security interests without third-party consent; and (v) all amendments, renewals, and extensions of any of the Copyrights, Trademarks or Patents.

(z)    “Interest-Only Period” means the period commencing on the Initial Closing Date and continuing through December 31, 2026.

(aa)    “Interest Warrant” means a warrant to purchase Interest Warrant Shares at the Exercise Price, issuable as payment to each Lender for such Lender’s accrued interest and as otherwise provided for herein and substantially in the form attached hereto as Exhibit 3.

(bb)    “Interest Warrant Shares” means the shares of Common Stock issuable upon exercise of an Interest Warrant.

(cc)    “Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process, and finished products, including without limitation such inventory as is temporarily out of the Company’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above; provided, however, that Inventory shall not include merchandise, raw materials, parts, supplies, packing and shipping materials, work in process, and finished products owned by, containing a brand label of, or necessary to fulfill a purchase order of, a Company distributor.

(dd)    “Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

(ee)    “Loan Documents” mean, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, any of the Notes executed by the Company, any Warrant executed by the Company, and any other present or future agreement by the Company with or for the benefit of Lenders in connection with this Agreement, all as amended, restated, or otherwise modified.

(ff)    “Maturity Date” means December 31, 2028.

(gg)    “Notes” means the Initial Notes and, if any, the Second Notes.

(hh)    “Origination Fee” means an amount equal to (i) one percent (1.0%) of the Initial Funding, and (ii) if the Company elects a Second Funding, one and twenty-five hundredths percent (1.25%) of the Second Funding.

(ii)    “Origination Initial Warrant” means a warrant to purchase Origination Initial Warrant Shares at the Exercise Price, issued as payment to each Lender for such Lender’s ratable percentage of the Origination Fee and as otherwise provided for herein and substantially in the form attached hereto as Exhibit 1.

(jj)    “Origination Initial Warrant Shares” means the shares of Common Stock issuable upon exercise of an Origination Initial Warrant.

(kk)    “Origination Second Warrant” means a warrant to purchase Origination Second Warrant Shares at the Exercise Price, issued as payment to each Lender for such Lender’s ratable percentage of the Origination Fee and as otherwise provided for herein and substantially in the form attached hereto as Exhibit 2.

(ll)    “Origination Second Warrant Shares” means the shares of Common Stock issuable upon exercise of an Origination Second Warrant.

(mm)    “Payment Default” means the Company’s failure, if any, to make any payment of principal or interest on the Capital Loan when due.

(nn)    “Permitted Liens” mean, collectively:

(i)    Liens existing on the Initial Closing Date or arising under this Agreement and the other Loan Documents;

(ii)    Liens for taxes, fees, assessments or other government charges or levies, either not due and payable or being contested in good faith;

(iii)    purchase money Liens (i) on equipment acquired or held by the Company incurred for financing the acquisition of such equipment securing no more than One Hundred Fifty Thousand Dollars ($150,000) in the aggregate amount outstanding at any one time, or (ii) existing on equipment when acquired, if the Lien is confined solely to the property and improvements and the proceeds of such equipment and such equipment was acquired in the ordinary course of business;

(iv)    Liens of carriers, warehousemen, suppliers, or other persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to inventory, securing liabilities in the aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000) at any one time and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(v)    Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in the foregoing clauses (i) through (iv) of this definition of Permitted Liens; provided that any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being refinanced may not increase;

(vi)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(vii)    leases or subleases of real property granted in the ordinary course of the Company’s business, and leases, subleases, non-exclusive licenses or sublicenses of personal property granted in the ordinary course of the Company’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Lenders a security interest therein; and

(viii)    licenses of Intellectual Property existing on the Initial Closing Date or granted to third parties in the ordinary course of the Company’s business.

(oo)    “Prepayment” means the occurrence, if any, of (i) the Company’s voluntary prepayment as described in Section 1(c)(i) of this Agreement, or (ii) any event resulting in a mandatory Prepayment as described in Section 1(c)(ii) of this Agreement.

(pp)    “Prepayment Fee” means an amount equal to:

(i)    two and seventy-five hundredths percent (2.75%) of the outstanding principal amount if the Capital Loan (A) is paid before December 31, 2026 as a result of an Equity Financing or Change in Control, or (B) becomes payable at any time as a result of a Payment Default; and

(ii)    one and five tenths percent (1.5%) of the outstanding principal amount if the Capital Loan is paid on or after December 31, 2026 but before December 31, 2027 as a result of (A) an Equity Financing or Change in Control, or (B) the Company’s voluntary prepayment as described in Section 1(c)(i) of this Agreement.

(For the avoidance of doubt, no Prepayment Fee shall be due if the Capital Loan is paid on or after December 31, 2027 as a result of an Equity Financing or Change in Control. For the further avoidance of doubt, in accordance with Section 1(c)(i)(A) of this Agreement, a voluntary prepayment as described in Section 1(c)(i) of this Agreement shall not occur before December 31, 2026.)

(qq)    “Prepayment Warrant” means a warrant to purchase Prepayment Warrant Shares at the Exercise Price, issued as payment to each Lender for such Lender’s ratable percentage amount of the Prepayment Fee and as otherwise provided for herein and substantially in the form attached hereto as Exhibit 4.

(rr)    “Prepayment Warrant Shares” means the shares of Common Stock issuable upon exercise of a Prepayment Warrant.

(ss)    “Requisite Lenders” means, as of any time of determination, one or more Lenders representing at least sixty percent (60%) of the aggregate, then-outstanding principal balance under the Capital Loan.

(tt)    “SEC” means the United States Securities and Exchange Commission.

(uu)    “SEC Reports” means reports, schedules, forms, statements, and other documents filed or required to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act.

(vv)    “Second Note” means a secured promissory note substantially in the form attached hereto as Exhibit B, executed by the Company evidencing the Second Funding amount of the Capital Loan.

(ww)    “Securities” means any and every Capital Initial Warrant, Capital Initial Warrant Shares, Capital Second Warrant, Capital Second Warrant Shares, Commitment Warrant, Commitment Warrant Shares, Interest Warrant, Interest Warrant Shares, Origination Initial Warrant, Origination Initial Warrant Shares, Origination Second Warrant, Origination Second Warrant Shares, Prepayment Warrant, and Prepayment Warrant Shares.

(xx)    “Securities Act” means the Securities Act of 1933, as amended.

(yy)    “Shares” means any and all of the Capital Initial Warrant Shares, Capital Second Warrant Shares, Commitment Warrant Shares, Interest Warrant Shares, Origination Initial Warrant Shares, Origination Second Warrant Shares, and Prepayment Warrant Shares.

(zz)    “Trademarks” means any and all trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Company connected with and symbolized by such trademarks and servicemarks.

(aaa)    “Trading Day” means (i) a day on which trading occurs on the OTC Markets, or (ii) if trading does not occur on the OTC Markets, any Business Day.

(bbb)     “Warrants” means any and every Capital Initial Warrant, Capital Second Warrant, Commitment Warrant, Interest Warrant, Origination Initial Warrant, Origination Second Warrant, and Prepayment Warrant.

4	Creation of Security Interest

(a)    Grant of Security Interest. The Company hereby grants to Lenders, to secure the payment and performance in full of all obligations under the Capital Loan and this Agreement, a continuing security interest in, and pledges to Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds, products, rents, and profits thereof. Lenders’ security interest in the Collateral shall continue until all obligations under the Capital Loan and this Agreement are satisfied in full, including without limitation all principal, interest, fees (including the Prepayment Fee, if applicable), and other amounts owing to Lenders, and at such time, the Requisite Lenders shall, within ten (10) Business Days and at the Company’s expense, execute and deliver to the Company such documents as are reasonably necessary to terminate the security interest in the Collateral and all rights therein shall revert to the Company. Lenders acknowledge and agree that, notwithstanding the security interest granted hereby, the Company shall be permitted to operate its business, and to acquire, manage, and dispose of its assets, each in the ordinary course of business and subject to the negative covenants set forth in Section 8 below and the other terms of this Agreement.

(b)    Priority of Security Interest. The Company represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority security interest in the Collateral (subject only to Permitted Liens that are expressly permitted pursuant to the terms of this Agreement to have superior priority to Lenders’ Lien). The Company shall, at its expense, take all actions reasonably requested by Lenders to maintain the perfection and priority of Lenders’ security interest, including filing continuation statements and amendments to financing statements. The Company shall provide Lenders with written notice at least thirty (30) days prior to any change in the Company’s name, identity, corporate structure, or jurisdiction of organization that could affect the perfection or priority of Lenders’ security interest.

(c)    Authorization to File Financing Statements. The Company hereby authorizes the Requisite Lenders (or their designee), acting on behalf of Lenders and for the ratable benefit of Lenders, to file financing statements, with prior notice to the Company, with all appropriate jurisdictions, to perfect or protect Lenders’ interest or rights hereunder, including a notice that any disposition of the Collateral, by the Company or any other person, shall be deemed to violate the rights of Lenders under the Code; provided, that, the Requisite Lenders shall provide the Company with copies of all such financing statements within five (5) Business Days after filing. The Company shall promptly execute and deliver to Lenders any financing statements, security agreements, or other documents that the Requisite Lenders reasonably request to perfect, maintain, or enforce Lenders’ security interest. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in the Requisite Lenders’ discretion.

(d)    Agent. At any time while any Notes remain outstanding, the Requisite Lenders shall have the right, in consultation with the Company, to appoint a collateral agent (the “Agent”), to act on behalf of Lenders, and for the ratable benefit of Lenders, with respect to this Agreement for purposes of acquiring, holding, and enforcing all Liens. Any such appointed Agent shall have all powers, rights, and duties with respect to enforcing all Liens as though the Agent were an original party to this Agreement and acting in such capacity, and on behalf of Lenders. The Company shall execute such additional documents and agreements as the Requisite Lenders may reasonably request to effectuate such appointment and grant of authority to the Agent.

5	Representations, Warranties, and Covenants of Each Lender

Each Lender, severally and not jointly, understands and acknowledges, and hereby represents, warrants, and covenants to the Company, and agrees as follows:

(a)    Lender understands and acknowledges that the Company has broad discretion concerning the use and application of a Capital Funding.

(b)    Lender understands and acknowledges that one or more Lenders are executive officers and/or members of the Board of the Directors of the Company (the “Insiders”). Lender further understands and acknowledges that the then-outstanding principal balance owed to such Insiders will be included among the aggregate, then-outstanding principal balance under the Capital Loan in the determination of Requisite Lenders.

(c)    Lender understands and acknowledges that the Notes may be deemed to have been made with original issue discount (“OID”) for U.S. federal income tax purposes. Requests for information regarding the issue price, amount of OID, issue date and yield to maturity on the Notes shall be directed to the Company care of its principal executive officer at: 8285 El Rio, Suite 190, Houston, TX 77054.

(d)    Lender acknowledges that such Lender has, independently, and without reliance upon any other Lender, and based on such documents and information as such Lender has deemed appropriate, made such Lender’s own credit analysis and decision to enter into this Agreement. Lender also acknowledges that such Lender will, independently and without reliance upon any other Lender, and based on such documents and information as such Lender shall from time to time deem appropriate, continue to make independent decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(e)    Lender has carefully read this Agreement and is familiar with and understands the terms provided for hereunder. Lender has relied only on the information contained in (i) this Agreement and (ii) the SEC Reports through the date hereof and has not relied on any representation made by any other person, other than as set forth in Section 6 of this Agreement. Lender has carefully considered and has, to the extent Lender deemed necessary, discussed with Lender’s professional legal, tax, accounting, and financial advisors the suitability of an investment in the Securities for Lender’s particular tax and financial situation and has determined that the Securities to be beneficially owned by Lender are a suitable investment. LENDER UNDERSTANDS AND ACKNOWLEDGES THAT THE CAPITAL FUNDING, AND AN INVESTMENT IN THE SECURITIES, INVOLVES SUBSTANTIAL RISKS, INCLUDING THE POSSIBLE LOSS OF THE ENTIRE AMOUNT OF SUCH ADVANCE AND INVESTMENT.

(f)    Lender understands and acknowledges that no federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of the Loan Documents or as to the fairness of the terms of this Agreement nor any recommendation or endorsement of the Securities. Any representation to the contrary is a criminal offense. In making an investment decision, Lender must rely on Lender’s own examination of the Company and the terms of this Agreement, including the merits and risks involved.

(g)    Lender acknowledges that this Agreement and the transactions contemplated hereby are confidential and non-public, and agrees that all information about this Agreement and the transactions contemplated hereby shall be kept in confidence by Lender until the earlier of (i) the public announcement of this Agreement by the Company or (ii) such time as such information becomes publicly available through no breach by Lender. Lender acknowledges that the foregoing restrictions on Lender’s use and disclosure of any such confidential, non-public information contained in the above-described documents restrict Lender from trading in the Company’s securities to the extent such trading is on the basis of material, non-public information of which Lender is aware.

(h)    Lender understands and acknowledges that entering into this Agreement and issuance of Securities to Lender may necessitate one or more filings by Lender with the SEC. Lender acknowledges that the responsibility for any such filing, and the disclosure therein, is solely that of Lender.

(i)    Lender understands and acknowledges that there can be no assurance that Lender will be able to sell or dispose of the Securities.

(j)    Lender understands and acknowledges that (i) the Common Stock is presently only eligible to be quoted on the OTCQB Venture Market tier of the OTC Markets Group, (ii) there can be no assurance as to whether the OTC Markets Group will enable the Common Stock to be quoted on a higher tier market or whether the Common Stock will be traded on a national securities exchange, (iii) even if the Common Stock becomes eligible for quotations or trading on a higher tier of the OTC Markets Group, a national securities exchange, or other trading platform, the amount and volume of such quotations or trading may be limited and subject to higher risk of wider spreads, increased volatility, and price dislocations, and (iv) as a result, Lender may be required to hold any shares of Common Stock issued under any of the Warrants for an indefinite period of time and may not be able to resell such shares of Common Stock at or above the Exercise Price of the Warrants and, notwithstanding the circumstances described in the foregoing clauses (i) through (iv) of this Section 5(j), (and without limiting any of the other representations and warranties or agreements of Lender herein), Lender has made and will make its own investment decision in connection with the Securities issued and issuable pursuant to this Agreement.

(k)    Lender understands and acknowledges that the issuance of Securities is intended to be exempt from registration under the Securities Act, including by virtue of Section 4(a)(2) of the Securities Act, which is in part dependent upon the truth, completeness and accuracy of the statements made by Lender herein.

(l)    Lender acknowledges that (i) the Company has provided such Lender with the opportunity to request copies of any documents, records, and Books pertaining to the Company and the Securities, and (ii) any such documents, records and Books so requested have been made available for inspection.

(m)    Lender, and any advisor to such Lender, have had a reasonable opportunity to ask questions of and receive answers from representatives of the Company or persons acting on behalf of the Company concerning the Loan Documents and all such questions have been answered to the full satisfaction of Lender. Lender understands that it is not relying on any communication or representation (written or oral) of any kind made by the Company regarding the Company, the Securities, or any other matter other than as set forth herein.

(n)    Lender has sufficient knowledge and experience in financial, tax, and business matters to enable utilization of the information made available to Lender in connection with this Agreement, to evaluate the merits and risks of the Securities and to make an informed investment decision with respect to acquiring the Securities on the terms described in this Agreement and the Warrants.

(o)    Lender is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

(p)    Lender shall furnish any additional information reasonably requested by the Company to assure compliance with applicable U.S. federal and state securities laws, or upon the request of the Company’s transfer agent, in connection with the acquisition of the Securities.

(q)    Lender shall not sell or otherwise transfer the Securities except (i) pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or (ii) pursuant to an applicable exemption therefrom. Lender acknowledges that neither the offer nor sale of the Securities has been registered under the Securities Act or under the securities laws of any state. Lender represents and warrants that Lender is acquiring the Securities for Lender’s own account and not with a current view toward resale or distribution within the meaning of the Securities Act. Lender has not offered or sold the Securities being acquired nor does Lender have any present intention of selling, distributing or otherwise disposing of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstances in violation of the Securities Act. Lender is aware that the Company has no obligation to register the Securities subscribed for hereunder. By making these representations herein, Lender is not making any representation or agreement to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an available exemption to the registration requirements of the Securities Act.

(r)    Lender acknowledges that instruments, whether certificated or uncertificated, representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.

Instruments, whether certificated or uncertificated, representing the Shares shall not be required to contain such legend or any other legend (i) following any sale of such Shares pursuant to Rule 144, (ii) if such Shares are eligible for sale under Rule 144 without volume or manner of sale restrictions, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC), in each such case to the extent reasonably determined by the Company’s legal counsel. Subject to the foregoing, at such time and to the extent a legend is no longer required for the Shares, the Company shall use its reasonable best efforts to, no later than the fifth (5th) Trading Day following the delivery by Lender to the Company or to the Company and the Company’s transfer agent of instructions (and, if previously issued, a legended certificate representing such Shares) together with such accompanying documentation or representations as reasonably required by counsel to the Company, deliver or cause to be delivered an instrument, whether certificated or uncertificated, representing such Shares that is free from the foregoing legend.

(s)    Lender is either, (i) if a natural person, a resident of and domiciled in the state and/or country set forth on the signature page hereto or (ii) if an entity, organized and located in the state and/or country set forth on the signature page hereto.

(t)    Lender is not acquiring the Securities as a nominee or agent or otherwise for any other person.

(u)    Lender is not acquiring the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, meeting or conference whose attendees have been invited by any general solicitation or general advertising.

(v)    Lender shall comply with all applicable laws and regulations in effect in any jurisdiction in which Lender sells the Securities and obtain any consent, approval or permission required for such sales under the laws and regulations of any jurisdiction to which Lender is subject or in which Lender makes such sales, and the Company shall have no responsibility therefor.

(w)    If this Agreement is executed and delivered on behalf of a partnership, corporation, limited liability company, trust, estate or other entity: (i) such partnership, corporation, limited liability company, trust, estate or other entity has the full legal right and power and all authority and approval required (a) to execute and deliver this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, limited liability company, trust, estate or other entity in connection with the acquisition of its Securities, and (b) to acquire and hold such Securities, (ii) the signature of the party signing on behalf of such partnership, corporation, limited liability company, trust, estate or other entity is binding upon such partnership, corporation, limited liability company, trust, estate or other entity, and (iii) such partnership, corporation, limited liability company, trust, estate or other entity has not been formed for the specific purpose of acquiring such Securities, unless each beneficial owner of such entity is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

(x)    Lender acknowledges that the Company may issue shares of Common Stock, or other or additional securities of the Company, in excess of those being issued in connection with this Agreement from time to time. The issuance of additional shares of Common Stock or other securities may cause dilution of the existing shares of Common Stock and a decrease in the market price of such existing shares. Lender acknowledges and agrees that it shall have no preemptive rights, right of first refusal, or other rights to subscribe for or purchase any shares of Common Stock the Company may issue in the future as a result of Lender entering into this Agreement.

(y)    Lender agrees and covenants that, at any time and from time to time, Lender shall promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with federal or state securities laws or to obtain other regulatory approvals. Lender understands that, from time to time, the Company may execute and deliver to Lender such additional documents and take such further action as Lender may reasonably require in order to carry out the terms of this Agreement.

(z)    Lender understands that, unless Lender notifies the Company in writing to the contrary at or before the Initial Closing Date or the Second Closing Date, as applicable, each of Lender’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of such closing date, except to the extent any such representation or warranty expressly speaks as of an earlier date.

6	Representations and Warranties of the Company

The Company hereby represents, warrants, and covenants to each Lender:

(a)    Organization, Good Standing and Qualification. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and, except as disclosed in the SEC Reports, the Company has full corporate power and authority to conduct its business as currently conducted. The Company’s wholly owned subsidiary, Aldagen, Inc., is operationally inactive and is not in good standing. The Company is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(b)    Collateral. The Company has good and marketable title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. All Inventory is in all material respects of good and marketable quality, free from material defects.

(c)    Intellectual Property Rights and Licenses. Except as disclosed in the SEC Reports, (i) the Company and its subsidiaries own or have the right to use any and all Copyrights, Trademarks, Patents, know-how, trade secrets, trade names, software, formulae, methods, processes and other intangible properties that are of such nature and significance to the business that the failure to own or have the right to use such items would have a Material Adverse Effect (“Intangible Rights”), (ii) neither the Company nor any of its subsidiaries has received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and, to the Company’s knowledge, neither the use of the Intangible Rights nor the operation of the Company’s and its subsidiaries’ businesses is infringing or has infringed upon any intellectual property rights of others in a manner that would be reasonably expected to have a Material Adverse Effect, (iii) all payments have been duly made that are necessary to maintain the Intangible Rights in force, (iv) no claims have been made, and to the Company’s knowledge, no claims are threatened, that challenge the validity or scope of any material Intangible Right of the Company or any of its subsidiaries, (v) the Company and its subsidiaries have taken reasonable steps to obtain and maintain in force all licenses and other permissions under Intangible Rights of third parties necessary to conduct their businesses as heretofore conducted by them, and now being conducted by them, and as expected to be conducted, and neither the Company nor its subsidiaries is or has been in material breach of any such license or other permission in a manner that would be reasonably expected to have a Material Adverse Effect.

(d)    Issuance. The execution of this Agreement and the issuance of the Securities have been authorized by all necessary corporate action, and the Shares, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

(e)    Authorization; Enforceability. The Company has all corporate rights, power, and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors, and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance, and delivery of the Securities contemplated herein, and the performance of the Company’s obligations hereunder and thereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person, except for those which have been duly complied with or validly waived in writing.

(f)    No Conflict; Governmental and Other Consents.

(i)    The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of: (i) any provision of the Second Amended and Restated Certificate of Incorporation, as amended, or By-Laws of the Company, or (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any of its subsidiaries is bound, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any Lien, other than Lenders’ Lien and Permitted Liens, upon any of the properties or assets of the Company or any of its subsidiaries, except to the extent that any such violation, conflict, breach, default, or creation or imposition of a Lien would not be reasonably likely to have a Material Adverse Effect.

(ii)    No consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by the Company or any of its subsidiaries in connection with the authorization, execution and delivery of this Agreement or with the authorization, issuance and sale of the Securities, except (i) such post-closing filings as may be required to be made with the SEC, the Financial Industry Regulatory Authority, Inc., and with any state or foreign blue sky or securities regulatory authority, (ii) any consents or approvals that have been obtained prior to the date of this Agreement, and (iii) any consents, approvals, authorizations or orders the failure to obtain which would not be reasonably likely to have a Material Adverse Effect.

(g)    Litigation. There are no pending or, to the Company’s knowledge, threatened legal or governmental proceedings against the Company or any of its subsidiaries, which, if adversely determined, would be reasonably likely to have a Material Adverse Effect. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body (including, without limitation, the SEC) pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its subsidiaries wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations hereunder. Except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries are subject to any order, judgment, or decree, which would be reasonably likely to have a Material Adverse Effect.

(h)    Capitalization. As of the Effective Date, (i) the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) 48,281,625 shares of Common Stock are issued and outstanding, (iii) 0 shares of preferred stock are issued and outstanding, and (iv) 2,525,582 shares of Common Stock are issuable upon the exercise of outstanding stock options under the Company’s 2016 Omnibus Incentive Compensation Plan, as amended (the “Omnibus Plan”). Other than as set forth above, as disclosed in the SEC Reports, or as contemplated in this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which the Company is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

(i)    Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(j)    Subsidiaries. All of the Company’s subsidiaries as of the date hereof are set forth on Schedule C hereto (collectively referred to herein as the Company’s “subsidiaries”).

(k)    Indebtedness. The SEC Reports reflect, as of the date thereof, all outstanding secured and unsecured Indebtedness (as defined in this Section 6(k)) of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. Neither the Company nor any of its subsidiaries has incurred any material Indebtedness or commitments for Indebtedness since the date of the filing of the most recent SEC Report, except for Indebtedness incurred under this Agreement. For purposes of this Agreement, “Indebtedness” means (i) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Except as disclosed in the SEC Reports, as of the applicable Initial Closing Date or Second Closing Date, as applicable, (x) the Company is not in default with respect to any Indebtedness, and (y) the Company will not be Insolvent after giving effect to the execution of this Agreement and the other Loan Documents and the making of the applicable Capital Funding advance under this Agreement. For purposes of this Section 6(k), “Insolvent” shall mean an inability to pay debts when due.

(l)    Certain Fees. Except as is set forth on Schedule D hereto, no brokers’, finders’ or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

(m)    Material Agreements. Except as disclosed in the SEC Reports, the Company is not in default under any material agreement now in effect to which the Company is a party, the result of which would be reasonably likely to have a Material Adverse Effect.

(n)    Transactions with Affiliates. Except as disclosed in the SEC Reports and except for this Agreement and the transactions contemplated hereby, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the Company, its subsidiaries or any of their respective customers or suppliers on the one hand, and (ii) on the other hand, any person who would be covered by Item 404(a) of Regulation S-K or any company or other entity controlled by such person.

(o)    Taxes. The Company and its subsidiaries have prepared and filed all federal, state, local, foreign, and other tax returns for income, gross receipts, sales, use and other taxes and customs duties (“Taxes”) required by law to be filed by them, except for tax returns (i) the failure to file which, individually or in the aggregate, do not and would not have a Material Adverse Effect, or (ii) for which the Company has obtained one or more valid extensions. Such filed tax returns are complete and accurate, except for such omissions and inaccuracies, which individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have paid or made provisions for the payment of all Taxes shown to be due on such tax returns and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current Taxes to which the Company or any subsidiary is subject and which are not currently due and payable, except for such Taxes which, if unpaid, individually or in the aggregate, do not and would not have a Material Adverse Effect. None of the federal income tax returns of the Company or any of its subsidiaries for the past five (5) years has been audited by the Internal Revenue Service, and no such audit is currently pending or, to the Company’s knowledge, threatened. Neither the Company nor any of its subsidiaries has received written notice of any assessments, adjustments, or contingent liability (whether federal, state, local or foreign) in respect of any Taxes pending or threatened against the Company or any subsidiary for any period which, if unpaid, would have a Material Adverse Effect.

(p)    Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. To the Company’s knowledge, the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its and its subsidiaries’ businesses at commercially reasonable rates.

(q)    Environmental Matters. To the Company’s knowledge, all real property owned, leased or otherwise operated by the Company and its subsidiaries is free of contamination from any substance, waste or material currently identified to be toxic or hazardous pursuant to, within the definition of a substance which is toxic or hazardous under, or which may result in liability under, any Environmental Law (as defined below), including, without limitation, any asbestos, polychlorinated biphenyls, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance (“Hazardous Substance”) which has caused or would reasonably be expected to cause or constitute a threat to human health or safety, or an environmental hazard in violation of Environmental Law or to result in any environmental liabilities that would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has caused or suffered to occur any release, spill, migration, leakage, discharge, disposal, uncontrolled loss, seepage, or filtration of Hazardous Substances that would reasonably be expected to result in environmental liabilities that would be reasonably likely to have a Material Adverse Effect. The Company and its subsidiaries have generated, treated, stored, and disposed of any Hazardous Substances in compliance with applicable Environmental Laws, except for such non-compliances that would not be reasonably likely to have a Material Adverse Effect. The Company and its subsidiaries have obtained, or has applied for, and is in compliance with and in good standing under all permits required under Environmental Laws (except for such failures that would not be reasonably likely to have a Material Adverse Effect) and, to the Company’s knowledge, there are not any proceedings to substantially modify or to revoke any such permit. There are no investigations, proceedings or litigation pending or, to the Company’s knowledge, threatened against the Company, its subsidiaries or any of their respective facilities relating to Environmental Laws or Hazardous Substances. For purposes of this Agreement, “Environmental Laws” shall mean all federal, national, state, regional and local laws, statutes, ordinances, and regulations, in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including orders, consent decrees or judgments relating to the regulation and protection of human health, safety, the environment and natural resources.

(r)    Labor, Employment and Benefit Matters.

(i)    There are no existing, or to the Company’s knowledge, threatened strikes or other labor disputes against the Company or any of its subsidiaries that would be reasonably likely to have a Material Adverse Effect. There is no organizing activity involving employees of the Company or its subsidiaries pending or, to the Company’s knowledge, threatened by any labor union or group of employees. There are no representation proceedings pending or, to the Company’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company or its subsidiaries has made a pending demand for recognition.

(ii)    Neither the Company nor any of its subsidiaries is, or during the five (5) years preceding the date of this Agreement was, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its subsidiaries.

(iii)    Each employee benefit plan of the Company is in compliance with all applicable law, except for such noncompliance that would not be reasonably likely to have a Material Adverse Effect.

(iv)    Neither the Company nor any of its subsidiaries to its knowledge has any material liabilities, contingent or otherwise, including, without limitation, liabilities for retiree health, retiree life, severance, or retirement benefits, which are not fully reflected, to the extent required by GAAP, on the Company’s financial statements or fully funded. The term “liabilities” used in the preceding sentence shall be calculated in accordance with reasonable actuarial assumptions.

(v)    Neither the Company nor any of its subsidiaries has (A) terminated any “employee pension benefit plan” as defined in Section 3(2) of ERISA (as defined below) under circumstances that present a material risk of the Company or any of its subsidiaries incurring any liability or obligation that would be reasonably likely to have a Material Adverse Effect, or (B) to its knowledge, incurred or expects to incur any material outstanding liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations promulgated thereunder (“ERISA”).

(s)    Compliance with Law. Except as disclosed in the SEC Reports, the Company and its subsidiaries are in compliance in all material respects with all applicable laws, including, to the extent applicable, U.S. anti-money laundering laws and U.S. Treasury Department’s Office of Foreign Assets Control regulations, except for such noncompliance that would not reasonably be likely to have a Material Adverse Effect. Neither the Company or its subsidiaries has received any notice of, nor is there to the Company’s knowledge any violation (or of any investigation, inspection, audit or other proceeding by any governmental entity involving allegations of any violation) of any applicable law involving or related to the Company or any of its subsidiaries which has not been dismissed or otherwise disposed of that would be reasonably likely to have a Material Adverse Effect. Neither the Company or any of its subsidiaries has received notice, nor to the Company’s knowledge, has the Company or any of its subsidiaries been charged with, threatened with or under investigation with respect to, any violation of any applicable law that would reasonably be likely to have a Material Adverse Effect. Neither the Company or any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law. The Company and its subsidiaries, to its knowledge, have complied in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, and any related rules and regulations.

(t)    Ownership of Property. Except as disclosed in the SEC Reports, the Company and its subsidiaries have (i) good and marketable fee simple title to their owned real property, if any, free and clear of all Liens, except for Lenders’ Lien and Permitted Liens which do not individually or in the aggregate have a Material Adverse Effect, (ii) a valid leasehold interest in all leased real property, and each of such leases is valid and enforceable in accordance with its terms (subject to laws of general application relating to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy) and is in full force and effect, and (iii) good title to, or valid leasehold, license or other adequate interests in, all of its other properties and assets free and clear of all Liens, except for Lenders’ Lien and Permitted Liens which do not individually or in the aggregate have a Material Adverse Effect.

(u)    No Integrated Offering. Assuming the accuracy of each Lender’s representations and warranties set forth in Section 5 of this Agreement, neither the Company, nor any of its affiliates or other person acting on the Company’s behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, where such integration would cause such issuance not to be exempt from the requirements of Section 5 of the Securities Act.

(v)    General Solicitation. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company, has offered or sold any of the Securities by any form of “general solicitation” within the meaning of Rule 502 under the Securities Act.

(w)    No Manipulation of Stock. The Company has not taken and will not take, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

(x)    No Registration. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, each Lender, no registration of the Securities under the Securities Act is required in connection with the offer and issuance of the Securities by the Company to each Lender as contemplated by this Agreement.

(y)    Disclosure. The Company understands and acknowledges that each Lender will rely on the foregoing representations in acquiring the Securities of the Company hereunder. To the Company’s knowledge, as of and since the date of filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, all disclosures made available by the Company to Lenders in the Company’s SEC Reports regarding the Company and its business furnished by or on behalf of the Company are, taken as a whole, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. To the Company’s knowledge, as of and since the date of filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, no material event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(z)    Announcement. The Company shall make a public announcement of the execution of this Agreement and the material terms of the transaction documents by issuing a press release or, as necessary, filing with the SEC a Current Report on Form 8-K or Quarterly Report on Form 10-Q not later than 5:30 p.m. New York City time on the fourth (4th) Business Day following the date of this Agreement.

(aa)    Current. The Company shall use its reasonable best efforts to file in a timely manner all required reports under the Exchange Act during the period from the Initial Closing Date through the expiration date of the Warrants or earlier if and when all such Warrants are exercised.

7	Additional Affirmative Covenants of the Company

The Company shall do the following unless waived by the Requisite Lenders:

(a)    Working Capital. Use the proceeds of a Capital Funding for working capital and other general corporate purposes of the Company.

(b)    Inventory. Until the Capital Loan is repaid in full, maintain all Inventory in good and marketable condition, free from material defects.

(c)    Intellectual Property. Until the Capital Loan is repaid in full, (i) use all commercially reasonable efforts necessary to protect, defend, and maintain the validity and enforceability of Intellectual Property which is material for the conduct of the Company’s business; (ii) promptly advise Lenders in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of Intellectual Property which is material for the conduct of the Company’s business; and (iii) not allow any Intellectual Property material to the Company’s business to be abandoned, forfeited or dedicated to the public without the Requisite Lenders’ prior written consent.

8	Additional Negative Covenants of the Company

Until the Capital Loan is repaid in full, the Company shall not do any of the following without the Requisite Lenders’ prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)    Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Transfers (i) of inventory in the ordinary course of business; (ii) of worn-out, surplus or obsolete equipment that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the ordinary course of business of the Company; (iii) consisting of Permitted Liens; (iv) consisting of the sale or issuance of any securities of the Company; (v) consisting of the Company’s use or transfer of money or cash equivalents in the ordinary course of the Company’s business; (vi) of licenses for the use of the property of the Company in the ordinary course of its business; and (vii) of assets with a fair market value not exceeding one hundred and fifty thousand dollars ($150,000) in the aggregate in any fiscal year.

(b)    Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens; permit any Collateral not to be subject to the first priority security interest granted herein; or enter into any agreement, document, instrument, or other arrangement (except with or in favor of Lenders) with any person that directly or indirectly prohibits, or has the effect of prohibiting, the Company from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of the Company’s Intellectual Property, except (i) customary restrictions on assignment in any license agreement where the Company is the licensee (and not the licensor) and (ii) as is otherwise permitted in Section 8(a) of this Agreement and the definition of “Permitted Lien” herein.

9	Miscellaneous

(a)    Notices. All notices, requests, consents, claims, waivers and other communications hereunder (each, a “Notice”) shall be in writing and delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), email or other means of written electronic transmission of a PDF document (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (i) if the party giving the Notice has complied with the requirements of this Section 9(a), and (ii) upon receipt by the receiving party (or, in the case of email, upon confirmation of transmission during normal business hours on a Business Day, or the next Business Day if transmitted outside normal business hours or not on a Business Day).

(A)         if to the Company, at

Nuo Therapeutics, Inc.

8285 El Rio, Suite 190

Houston, TX 77054

Attention: Chief Executive Officer

Phone: (346) 396-4770

Email: djorden@nuot.com

or such other address as it shall have specified to each Lender in writing.

(B)    if to any Lender, at such Lender’s physical or email address set forth on the signature page to this Agreement, or such other address as it shall have specified to the Company in writing.

(b)    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument. A signed copy of this Agreement delivered by email or other means of written electronic transmission (including .pdf or similar electronic image) or electronic signature shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(c)    Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Section” refer to a Section of this Agreement unless otherwise specifically indicated.

(d)    Wording. As used in this Agreement, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, and the singular includes the plural.

(e)    Knowledge. For purposes of the Loan Documents, whenever a representation or warranty is made to knowledge or awareness of the Company, to the “best of” knowledge of the Company, or with a similar qualification, knowledge or awareness means the actual knowledge of the Company’s principal executive officer.

(f)    Governing Law; Consent to Jurisdiction and Service of Process.

(i)    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice or conflicts of law principles. The parties to this Agreement hereby agree to submit to the exclusive jurisdiction of the courts of the State of Delaware and the courts of the United States of America located in the District of Delaware, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement. Service of process, summons, notice or other document by registered or certified mail, return receipt requested, or by recognized overnight courier service to such party’s address set forth herein, or by any other method permitted under Delaware law or the Federal Rules of Civil Procedure, shall be effective service of process for any suit, action or other proceeding brought in any such court.

(ii)    Notwithstanding the foregoing clause (i) of this Section 9(f), nothing in this Agreement shall be deemed to operate to preclude any Lender or the Requisite Lenders from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral, or to enforce a related judgment or other court order in favor of Lenders. The Company expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Company hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens, and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

(g)    Waiver of Jury Trial. Each of the parties to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, trial by jury in any action, proceeding, or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the Loan Documents, or the transactions contemplated hereby or thereby, including any Note or Warrant issued hereunder. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto: (i) acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in its related future dealings, (ii) acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action or proceeding, seek to enforce the foregoing waiver, (iii) warrants and represents that it has been advised to review this waiver with its legal counsel, has had a reasonable opportunity to do so, and that it knowingly and voluntarily waives its jury trial rights, and (iv) certifies that no party or representative of any party has represented that such party would not seek to enforce this waiver in any litigation. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9(g) AND EXECUTED BY EACH OF THE PARTIES HERETO). THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE LOAN DOCUMENTS.

(h)    Amendment. Neither this Agreement nor any provisions hereof shall be amended, waived, modified, changed, discharged, or terminated except by an instrument in writing signed by duly authorized representatives of the Company and the Requisite Lenders (or their successors and permitted assigns). Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement by any party shall operate or be construed as a waiver thereof by such party; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(i)    Entire Agreement. This Agreement, together with the Loan Documents and all exhibits and schedules hereto and thereto, constitutes the sole and entire agreement and understanding of the parties with respect to the subject matter hereof and the transactions contemplated hereby and thereby, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter and transactions.

(j)    Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

(k)    Survivability. All representations, warranties, and covenants contained in this Agreement shall survive (i) the Initial Closing Date or the Second Closing Date, as applicable, (ii) the death or disability of any Lender, and (iii) any assignment or transfer permitted hereunder, and shall continue in full force, subject to the following: (A) Sections 1, 2, 4, 7 and 8 shall terminate upon repayment of the Capital Loan and release of all Collateral in respect thereof; (B) Sections 5 and 6, insofar as they relate to the Capital Loan and the Notes, shall terminate upon repayment of the Capital Loan, and, insofar as they relate to the Warrants, shall terminate upon the exercise, cancellation, or termination of the Warrants; (C) Sections 2 (to the extent applicable) and 9 shall survive indefinitely.

(l)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Requisite Lenders. No Lender may assign this Agreement or any rights or obligations hereunder, in whole or in part, without the prior written consent of the Company, and only if such transferee (A) agrees in writing to be bound by the provisions of this Agreement and all related Loan Documents, and (B) provides the Company with evidence reasonably satisfactory to the Company that such transferee has the financial capacity to perform the obligations hereunder. Any purported assignment in violation of this Section 9(l) shall be null and void.

(m)    No Agency. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary, group, or other relationship with duties or incidents different from those of parties to an arms-length contract.

(n)    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as set forth herein.

(o)    Fees and Expenses. Except as otherwise expressly provided in the Loan Documents, each party shall pay the fees and expenses of its own counsel, advisors, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(p)    Arms-Length Negotiations. The Company acknowledges and each Lender confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

LENDER

Name (please print as name will appear on Warrants and other Loan Documents):

Signature of Lender:

Name and Title of Officer (if applicable)

Number and Street:

City:

State:

Zip Code (or other postal code):

Country:

Email:

Subscription Amount:	$

Social Security Number, or Taxpayer Identification Number (if applicable):

Signature of Joint Lender (if any):

Social Security Number of Joint Lender (if any):
NUO THERAPEUTICS, INC. Signed:

Name and Title of Officer :	David Jorden, Chief Executive and Financial Officer

Date:

APPENDIX A

COLLATERAL

The Collateral consists of all of the Company’s right, title, and interest in and to the following property:

All of the Company’s assets wherever located and whether now owned or hereafter acquired or arising, whether tangible or intangible, and wherever now or hereafter located, including, without limitation, the following Accounts (including health-care receivables), Equipment, Inventory, Intellectual Property, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets; and

All Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a) any interest of the Company as a lessee or sublessee under a real property lease; (b) rights held under a license or agreement that are not assignable by their terms without the consent of the licensor or other party thereof (but only to the extent such restriction on assignment is enforceable under applicable law), provided that the Collateral shall include all proceeds of such rights; or (c) any interest of the Company as a lessee under an Equipment lease if the Company is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by the Company or Lenders.

SCHEDULE A

LENDERS

Commitment
Name	Initial Funding	Second Funding	Total

SCHEDULE B

WIRE TRANSFER INFORMATION

Branch Name:	Houston

Bank Name:	Chase Bank

Bank Address:	7007 Fannin St.

Houston, TX 77030

Swift Code:	[XXXXXXXX]

Routing Number:	[XXXXXXXXX] For ACH

Routing Number:	[XXXXXXXXX] For Wires

Account Number:	[XXXXXXXXX]

SCHEDULE C

SUBSIDIARIES

Aldagen, Inc. (Delaware)

SCHEDULE D

CERTAIN FEES AND COMMISSIONS

None.

EXHIBIT A

FORM OF INITIAL NOTE

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AS DEFINED BY SECTION 1273(A)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE, AMOUNT OF OID AND YIELD TO MATURITY OF THE NOTE MAY BE OBTAINED BY WRITING TO THE PRINCIPAL EXECUTIVE OFFICER OF BORROWER AT ITS ADDRESS: 8285 EL RIO, SUITE 190, HOUSTON, TX 77054.

SECURED PROMISSORY NOTE

NUO THERAPEUTICS, INC.

Note No. I-[ ]

Principal Amount: $[                 ]

Date of Issuance: January 23, 2026 (“Issuance Date”)

FOR VALUE RECEIVED, Nuo Therapeutics, Inc., a Delaware corporation (“Borrower”), promises to pay to [                     ] or such person’s successors and permitted assigns (“Lender”) in lawful money of the United States of America, the principal sum of [                        ] Dollars ($[                  ]), with simple interest thereon from the date hereof and continuing on the outstanding principal until paid in full, at a rate per annum of ten percent (10%), which rate will increase effective the day following the closing of the Second Funding (as defined in the Loan Agreement, defined below), if applicable, to a rate per annum of twelve percent (12%). In addition, at maturity on December 31, 2028, or earlier upon Prepayment, Borrower promises to pay to Lender all principal and accrued interest then remaining unpaid.

This Secured Promissory Note (this “Note”) is one of the Notes referred to in, and is subject to all of the terms and conditions of, the Loan and Security Agreement, dated as of January 21, 2026, among Borrower, Lender, and the other lender parties thereto (as the same may be amended, restated or supplemented from time to time, the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

To secure this Note and all other obligations of Borrower under the Loan Agreement, Borrower has granted a first priority security interest in, and Lien on, the Collateral as described in the Loan Agreement, subject only to Permitted Liens.

Principal of and interest on this Note shall be payable as provided in Section 1 of the Loan Agreement.

This Note is subject to being prepaid as provided in Section 1 of the Loan Agreement.

As provided in Section 1 of the Loan Agreement, interest shall accrue without compounding and shall be computed on a quarterly basis and paid solely by issuance of an Interest Warrant at maturity or the earlier Prepayment. In no event shall Borrower be obligated to pay interest at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

Section 9 of the Loan Agreement is incorporated by reference as if set forth in full herein, mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Issuance Date first written above.

NUO THERAPEUTICS, INC.

___________________________

Name: David E. Jorden

Title: Chief Executive and Financial Officer

Accepted and agreed to as of the Issuance Date first written above.

LENDER:

[Name of Lender]

EXHIBIT B

FORM OF SECOND NOTE

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AS DEFINED BY SECTION 1273(A)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE, AMOUNT OF OID AND YIELD TO MATURITY OF THE NOTE MAY BE OBTAINED BY WRITING TO THE PRINCIPAL EXECUTIVE OFFICER OF BORROWER AT ITS ADDRESS: 8285 EL RIO, SUITE 190, HOUSTON, TX 77054.

SECURED PROMISSORY NOTE

NUO THERAPEUTICS, INC.

Note No. S-[ ]

Principal Amount: $[                 ]

Date of Issuance: September 30, 2026 (“Issuance Date”)

FOR VALUE RECEIVED, Nuo Therapeutics, Inc., a Delaware corporation (“Borrower”), promises to pay to [                     ] or such person’s successors and permitted assigns (“Lender”) in lawful money of the United States of America, the principal sum of [                        ] Dollars ($[                  ]), with simple interest thereon from the day after the date hereof and continuing on the outstanding principal until paid in full, at a rate per annum of twelve percent (12%). In addition, at maturity on December 31, 2028, or earlier upon Prepayment, Borrower promises to pay to Lender all principal and accrued interest then remaining unpaid.

This Secured Promissory Note (this “Note”) is one of the Notes referred to in, and is subject to all of the terms and conditions of, the Loan and Security Agreement, dated as of January 21, 2026, among Borrower, Lender, and the other lender parties thereto (as the same may be amended, restated or supplemented from time to time, the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

To secure this Note and all other obligations of Borrower under the Loan Agreement, Borrower has granted a first priority security interest in, and Lien on, the Collateral as described in the Loan Agreement, subject only to Permitted Liens.

Principal of and interest on this Note shall be payable as provided in Section 1 of the Loan Agreement.

This Note is subject to being prepaid as provided in Section 1 of the Loan Agreement.

As provided in Section 1 of the Loan Agreement, interest shall accrue without compounding and shall be computed on a quarterly basis and paid solely by issuance of an Interest Warrant at maturity or the earlier Prepayment. In no event shall Borrower be obligated to pay interest at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

Section 9 of the Loan Agreement is incorporated by reference as if set forth in full herein, mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Issuance Date first written above.

NUO THERAPEUTICS, INC.

___________________________

Name: David E. Jorden

Title: Chief Executive and Financial Officer

Accepted and agreed to as of the Issuance Date first written above.

LENDER:

[Name of Lender]

EXHIBIT 1

FORM OF INITIAL WARRANT

EXHIBIT 2

FORM OF SECOND WARRANT

EXHIBIT 3

FORM OF INTEREST WARRANT

EXHIBIT 4

FORM OF PREPAYMENT WARRANT